UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – April 19, 2011

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of Incorporation)	(IRS Employer Identification No.)

82 FRANKLIN AVE., HALLSTEAD, PA	18822
(Address of Principal Executive Offices)	(Zip Code)

(570) 879-2175
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Peoples Neighborhood Bank Director Deferred Compensation Plan
On March 26, 2011 Peoples Neighborhood Bank, a subsidiary of Peoples Financial Services Corp (the "Company") adopted  the Director Deferred Compensation Plan (“the Plan") to be effective April 15, 2011.  All current directors are eligible to participate in the Director Deferred Compensation Plan for the 2011 calendar year.
The Plan allows for deferrals by participants of up to 100% of their director’s fees and bonuses. There is no maximum dollar limit on the amount that may be deferred by a participant each year.  Participants are permitted to change their percentage of deferral annually. The participants are always 100% vested in the amount they defer and the earnings credited to their accounts.
Participants are entitled to receive a distribution from their account upon: a termination of service, a change in control, or a specified date as allowed within the Plan. The foregoing description of the Director Deferred Compensation Plan is qualified in its entirety by reference to the Director Deferred Compensation Plan, a copy of which is filed herewith as Exhibit 10.17 and incorporated herein by reference.

EXHIBIT INDEX

Exhibit		Page Number in Manually Signed Original
10.17	Director Deferred Compensation Plan	3

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Alan W. Dakey
Dated: April 19, 2011		By: Alan W. Dakey President/CEO

	/s/	Debra E. Dissinger
Dated: April 19, 2011		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Scott A. Seasock
Dated: April 19, 2011		By: Scott A. Seasock Senior Vice President/CFO